EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc.

Reports Record 2015 Earnings of $35.8 million

Dunmore, Pa., January 29, 2016—First National Community Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based First National Community Bank (the “Bank”), today reported record net income of $35.8 million, or $2.17 per basic and diluted share, for the year ended December 31, 2015, an increase of $22.4 million, or 167.1%, compared to $13.4 million, or $0.81 per basic and diluted share, for the year ended December 31, 2014.

167% Earnings Increase Included Reversal of Deferred Tax Asset Valuation Allowance

The Company’s earnings performance was significantly impacted by the non-recurring reversal of a deferred tax asset (“DTA”) valuation allowance, which resulted in the Company recording a tax benefit of $27.8 million in the consolidated statement of income for the year ended December 31, 2015. The reversal of the DTA valuation allowance indicates that upon consideration of all objectively verifiable evidence, management determined that it is more likely than not that future taxable income will be available to utilize the benefit of the Company’s net deferred tax assets, excluding DTAs for charitable contribution carryforwards, going forward. Also impacting the Company’s earnings performance in 2015 were decreases in non-interest income and the credit for loan and lease losses of $7.1 million and $4.5 million, respectively, which were partially offset by a $5.1 million reduction in non-interest expense and a $0.9 million increase in net interest income. For the fourth quarter of 2015, the Company recorded net income of $29.2 million, or $1.77, per basic and diluted common share, compared to a net loss of $31 thousand or $0.00 per basic and diluted share, for the same quarter of 2014. The improvement in fourth quarter results primarily reflected the reversal of DTA valuation allowance, increases in net interest income and the credit for loan and lease losses, partially offset by a reduction in non-interest income.

With the reversal of the DTA valuation allowance, at December 31, 2015, shareholders’ equity increased $34.8 million, or 67.7%, to $86.2 million, or $5.22 per share, from $51.4 million, or $3.12 per share, at December 31, 2014. Return on average assets and return on average shareholders’ equity equaled 3.57% and 63.24%, respectively in 2015, compared to 1.38% and 29.50%, respectively, in 2014. For the three months ended December 31, 2015, return on average assets and return on average shareholders’ equity were 10.99% and 192.68%, respectively, compared to (0.01)% and (0.24)%, respectively, for the same three months of 2014.

Performance Highlights:

●	Earnings per share increased $1.36 to $2.17 in 2015 from $0.81 in 2014.
●	Net interest income before the credit for loan and lease losses grew by 3.3% over 2014.
●	Non-interest expense decreased $5.1 million, or 15.2% from 2014.

●	Strong growth in net loans for 2015 of $66.2 million, or 10.0%.
●	Asset quality improvement as evidenced by a 10.7% decline in nonperforming assets compared to December 31, 2014.
●	Tangible book value improved 68.1% to $5.21 per share at December 31, 2015 compared to $3.10 per share at December 31, 2014.

“2015 has proved to be pivotal for our Company as we achieved several significant milestones this year,” stated Dominick L. DeNaples, Chairman of the Board. “Our accomplishments in 2015, including the termination of all regulatory enforcement actions, reflected our continued resolve and commitment to strengthen the Company’s risk profile and profitability through the execution of sound balance sheet management strategies,” commented Steven R. Tokach, President and Chief Executive Officer. “The reversal of the DTA valuation allowance further reinforces our confidence in the Company’s ability to generate sustained profitability and enhance shareholder value going forward, and underscores our belief that the Company has regained its position as a premier community banking franchise in Northeastern Pennsylvania,” concluded Mr. Tokach.

Summary Results for 2015

Net interest income before the credit for loan and lease losses increased $874 thousand, or 3.3%, to $27.4 million in 2015 from $26.5 million in 2014. The improvement in net interest income reflected a $1.3 million, or 21.9%, decrease in interest expense, which was due primarily to a 19 basis point reduction in the Company’s cost of funds to 0.61% in 2015 from 0.80% in 2014. Having the greatest impact on funding costs was an $11.0 million principal payment and rate modification of the Company’s subordinated debentures decreasing the interest rate 450 basis points completed on June 30, 2015. As a result, interest expense on the subordinated debentures decreased $0.8 million. Overall, the cost of borrowed funds decreased 116 basis points to 2.01% in 2015 from 3.17% in 2014. Partially offsetting the decrease in interest expense was a $0.5 million, or 1.4%, decrease in interest income to $32.2 million in 2015 from $32.7 million in 2014. The reduction in interest income was primarily caused by a 25 basis point reduction in the tax-equivalent yield on earning assets to 3.50% in 2015 from 3.75% in 2014. The Company’s tax-equivalent margin decreased 9 basis points to 2.99% in 2015 from 3.08% in 2014. The margin contraction reflected repositioning of the Company’s investment securities portfolio from tax-free to taxable securities as part of tax planning strategies aimed at facilitating the reversal of the DTA valuation allowance, and a 17 basis point decrease in the tax-equivalent yield on the loan portfolio, partially offset by the positive effects of $26.8 million in growth in average earning assets.

Non-interest income decreased $7.1 million to $7.8 million in 2015 from $14.9 million in 2014. The 47.7% decrease was due largely to a decrease in net gains on the sale of investment securities of $4.3 million, coupled with non-recurring income earned in 2014. Net gains on the sale of investment securities were $2.3 million in 2015, a $4.3 million, or 65.4%, decrease compared to $6.6 million in 2014. In addition, non-interest income in 2014 included $2.1 million of non-recurring income received from the settlement of judgements filed pursuant to a large, previously charged-off, commercial credit relationship, and a $0.6 million net gain recorded on the divestiture of the Company’s retail banking operations in Monroe County, Pennsylvania.

Non-interest expense levels were positively impacted by continued improvement in the Company’s asset quality and risk profile, termination of regulatory enforcement actions and on-going cost containment initiatives. Non-interest expense decreased $5.1 million, or 15.2%, to $28.5 million in 2015 from $33.6 million in 2014. Specifically, the above factors contributed directly to reductions of $2.2 million, or 84.4%, in expense of other real estate owned, $1.4 million, or 75.7%, in legal expense, $0.9 million, or 47.3%, in regulatory assessments, $0.6 million, or 35.3% in professional fees and $0.3 million, or 30.7%, in insurance costs.

Improved Asset Quality

The Company’s asset quality continued to improve in 2015, which reflects the ongoing focus on sound problem credit resolutions and commitment to disciplined credit risk management. Total non-performing assets decreased $0.9 million, or 10.7%, to $6.9 million at December 31, 2015 from $7.8 million at December 31, 2014. A $1.7 million decrease in non-performing loans, including non-accruing troubled debt restructurings, was partially offset by a $0.9 million increase in other real estate owned (“OREO”). In the fourth quarter of 2015, the Company foreclosed upon a commercial property collateralizing a $3.5 million non-accrual commercial real estate loan. The property was transferred to OREO at its fair value less cost to sell of $1.5 million. The loan was supported by a governmental agency guarantee. Accordingly, the Company does not expect to incur any loss on the difference between the recorded investment of this loan and the fair value of the collateral less cost to sell.

The ratio of non-performing loans to total loans improved 30 basis points to 0.52% at December 31, 2015, compared to 0.82% at December 31, 2014. The allowance for loan and lease losses as a percentage of total loans was 1.21% at December 31, 2015 compared to 1.72% at the end of 2014. Net charge-offs as a percentage of average loans outstanding for the year ended December 31, 2015 was 0.20%. In comparison, the Company posted net recoveries as a percentage of average loans outstanding of 0.51% in 2014, which was largely due to the aforementioned favorable legal settlement.

Financial Position

Total assets increased $120.6 million, or 12.4%, to $1.1 billion at December 31, 2015 from $970.0 million at December 31, 2014. Net loans grew $66.2 million, or 10.0%, which reflected strong demand for both commercial and consumer loan products. In addition, available-for-sale securities increased $34.8 million, or 15.9%. The balance sheet was also impacted by the reversal of the DTA valuation allowance, which was the primary factor causing a $28.7 million increase in other assets. Total deposits increased $26.2 million, or 3.3%, to $821.5 million at December 31, 2015 from $795.3 million at the end of 2014. Specifically, non-interest-bearing demand deposits increased $30.5 million, or 24.6%, while interest-bearing deposits decreased $4.3 million, or 0.6%. The increase in non-interest bearing demand deposits primarily reflected the positive balance fluctuations of several large commercial customer relationships. The decrease in interest-bearing deposits was largely related to lower deposit balances of the Company’s municipal customers due to a state budget impasse, and the planned runoff of higher-costing certificates of deposit generated through QwickRate®, a national deposits listing service. These decreases were partially offset by the attainment of a large commercial deposit relationship. Due to their lower cost, the Company increased its utilization of FHLB borrowings as an alternative funding source of liquidity by $74.6 million or 121.9%. This was the primary factor leading to a $63.6 million, or 65.9%, increase in total borrowed funds. Partially offsetting the increase in FHLB advances was the $11.0 million principal repayment of the Company’s subordinated debentures.

Impacted by the DTA valuation allowance reversal, total shareholders’ equity improved $34.8 million, or 67.7%, to $86.2 million at December 31, 2015 from $51.4 million at the end of 2014. Net income for 2015 of $35.8 million, which included an income tax benefit of $27.8 million related to the reversal of the DTA valuation allowance, was the primary factor leading to the Company’s improved capital position.

At December 31, 2015, the Company’s total risk-based capital ratio and the Tier 1 leverage ratio were 11.75% and 7.27%, respectively, at December 31, 2015. The respective ratios for the Bank at December 31, 2015 were 13.79% and 9.79%. The ratios for both the Company and the Bank exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. Banking organizations, which became effective for the Company and the Bank on January 1, 2015.

Availability of Filings

Copies of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on for 10-Q will be provided upon request from: Shareholder Relations, First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. The Company’s SEC filings including Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available on the Investor Relations page of the Company’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About First National Community Bank:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

(570) 348-6419

james.bone@fncb.com

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014.

[The Company provides tabular information as follows]

First National Community Bancorp, Inc.

Selected Financial Data

	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Per share data:
Net income (fully diluted)	$1.77	$0.14	$0.05	$0.21	$-
Cash dividends declared	$-	$-	$-	$-	$-
Book value	$5.22	$3.61	$3.33	$3.38	$3.12
Tangible book value	$5.21	$3.60	$3.32	$3.36	$3.10
Market value:
High	$5.50	$6.05	$6.55	$5.40	$6.65
Low	$5.06	$5.02	$5.15	$5.25	$5.60
Close	$5.25	$5.19	$6.05	$5.26	$6.00
Common shares outstanding	16,514,245	16,500,945	16,500,945	16,500,945	16,484,419

Selected ratios:
Annualized return on average assets	10.99%	0.91%	0.34%	1.45%	(0.01)%
Annualized return on average shareholders' equity	192.68%	16.38%	5.89%	26.34%	(0.24)%
Tier I leverage ratio	7.27%	6.57%	6.64%	6.57%	6.05%
Total risk-based capital to risk-adjusted assets	11.79%	11.20%	11.60%	12.96%	13.67%
Average shareholders' equity to average total assets	5.70%	5.55%	5.73%	5.52%	5.22%
Yield on earning assets (FTE)	3.56%	3.50%	3.45%	3.48%	3.56%
Cost of funds	0.48%	0.51%	0.73%	0.75%	0.79%
Net interest spread (FTE)	3.08%	2.98%	2.72%	2.73%	2.77%
Net interest margin (FTE)	3.15%	3.07%	2.85%	2.85%	2.90%
Total delinquent loans/total loans	0.85%	1.29%	1.34%	1.10%	1.21%
Allowance for loan and lease losses/total loans	1.21%	1.36%	1.51%	1.63%	1.72%
Non-performing loans/total loans	0.52%	0.93%	0.84%	0.77%	0.82%
Net charge-offs/average loans	0.02%	0.04%	0.14%	0.01%	0.02%

First National Community Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Year Ended December 31,
(in thousands, except share data)	2015	2014
Interest income
Interest and fees on loans	$26,672	$26,629
Interest and dividends on securities
U.S. government agencies	4,036	3,494
State and political subdivisions, tax-free	109	1,883
State and political subdivisions, taxable	905	324
Other securities	433	272
Total interest and dividends on securities	5,483	5,973
Interest on interest-bearing deposits in other banks	46	71
Total interest income	32,201	32,673
Interest expense
Interest on deposits	2,631	3,180
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	514	450
Interest on subordinated debentures	1,450	2,281
Interest on junior subordinated debentures	206	236
Total interest on borrowed funds	2,170	2,967
Total interest expense	4,801	6,147
Net interest income before credit for loan and lease losses	27,400	26,526
Credit for loan and lease losses	(1,345)	(5,869)
Net interest income after credit for loan and lease losses	28,745	32,395
Non-interest income
Deposit service charges	2,960	2,975
Net gain on the sale of securities	2,296	6,640
Net gain on the sale of mortgage loans held for sale	292	292
Net loss on the sale of education loans	-	(13)
Net gain on the sale of other real estate owned	162	209
Gain on branch divestitures	-	607
Loan-related fees	442	440
Income from bank-owned life insurance	564	650
Legal settlements	184	2,127
Other	900	993
Total non-interest income	7,800	14,920
Non-interest expense
Salaries and employee benefits	13,810	13,111
Occupancy expense	2,284	2,088
Equipment expense	1,657	1,471
Data processing expense	1,976	2,088
Regulatory assessments	950	1,801
Bank shares tax	705	522
Expense of other real estate owned	400	2,569
Legal expense	437	1,799
Professional fees	1,014	1,567
Insurance expense	659	951
Legal/regulatory settlements	777	1,500
Other operating expenses	3,795	4,102
Total non-interest expense	28,464	33,569
Income before income taxes	8,081	13,746
Income tax (benefit) expense	(27,759)	326
Net income	$35,840	$13,420

Income per share
Basic	$2.17	$0.81
Diluted	$2.17	$0.81

Cash dividends declared per common share	$-	$-
Weighted average number of shares outstanding:
Basic	16,499,622	16,472,660
Diluted	16,499,622	16,472,871

First National Community Bancorp, Inc.

Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
(in thousands, except share data)	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Interest income
Interest and fees on loans	$7,032	$6,693	$6,475	$6,472	$6,671
Interest and dividends on securities
U.S. government agencies	992	1,061	1,012	971	998
State and political subdivisions, tax-free	18	19	22	50	204
State and political subdivisions, taxable	458	324	97	26	53
Other securities	102	92	82	157	66
Total interest and dividends on securities	1,570	1,496	1,213	1,204	1,321
Interest on interest-bearing deposits in other banks	4	10	11	21	27
Total interest income	8,606	8,199	7,699	7,697	8,019
Interest expense
Interest on deposits	628	677	643	683	745
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	147	128	119	120	116
Interest on subordinated debentures	160	162	565	563	575
Interest on junior subordinated debentures	56	50	51	49	87
Total interest on borrowed funds	363	340	735	732	778
Total interest expense	991	1,017	1,378	1,415	1,523
Net interest income before (credit) provision for loan and lease losses	7,615	7,182	6,321	6,282	6,496
(Credit) provision for loan and lease losses	(1,005)	(191)	345	(494)	(240)
Net interest income after (credit) provision for loan and lease losses	8,620	7,373	5,976	6,776	6,736
Non-interest income
Deposit service charges	742	799	745	674	758
Net (loss) gain on the sale of securities	(6)	4	74	2,224	634
Net gain on the sale of mortgage loans held for sale	223	13	16	40	69
Net gain on the sale of other real estate owned	17	129	11	5	106
Loan-related fees	152	94	106	90	148
Income from bank-owned life insurance	149	145	135	135	154
Legal settlements	-	-	184	-	-
Other	180	195	274	251	194
Total non-interest income	1,457	1,379	1,545	3,419	2,063
Non-interest expense
Salaries and employee benefits	4,228	3,240	3,203	3,139	3,302
Occupancy expense	619	500	532	633	534
Equipment expense	423	408	442	384	403
Data processing expense	556	471	501	448	532
Regulatory assessments	239	203	99	409	412
Bank shares tax	53	217	218	217	150
Expense of other real estate owned	62	91	147	100	74
Legal expense	106	80	88	163	371
Professional fees	234	193	286	301	327
Insurance expense	131	128	202	198	194
Legal settlement	777	-	-	-	1,500
Other operating expenses	1,159	884	962	790	1,031
Total non-interest expense	8,587	6,415	6,680	6,782	8,830
Income (loss) before income taxes	1,490	2,337	841	3,413	(31)
Income tax (benefit) expense	(27,719)	-	22	(62)	-
Net income (loss)	$29,209	$2,337	$819	$3,475	$(31)

Income per share
Basic	$1.77	$0.14	$0.05	$0.21	$-
Diluted	$1.77	$0.14	$0.05	$0.21	$-

Cash dividends declared per common share	$-	$-	$-	$-	$-
Weighted average number of shares outstanding:
Basic	16,506,294	16,500,945	16,500,945	16,490,111	16,475,899
Diluted	16,506,294	16,500,945	16,500,945	16,490,111	16,475,899

First National Community Bancorp, Inc.

Consolidated Balance Sheets

(in thousands)	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Assets
Cash and cash equivalents:
Cash and due from banks	$19,544	$20,631	$22,443	$19,985	$22,657
Interest-bearing deposits in other banks	1,539	10,383	49,872	17,390	13,010
Total cash and cash equivalents	21,083	31,014	72,315	37,375	35,667
Securities available for sale, at fair value	253,773	249,228	226,539	204,635	218,989
Stock in Federal Home Loan Bank of Pittsburgh at cost	6,344	4,298	2,684	3,061	2,803
Loans held for sale	683	4,634	138	-	603
Loans, net of net deferred costs and unearned income	733,716	723,166	683,588	672,165	670,267
Allowance for loan and lease losses	(8,790)	(9,825)	(10,328)	(10,944)	(11,520)
Net loans	724,926	713,341	673,260	661,221	658,747
Bank premises and equipment, net	11,193	11,258	11,059	11,221	11,003
Accrued interest receivable	2,475	2,618	2,174	2,118	2,075
Intangible assets	137	179	220	261	302
Bank-owned life insurance	29,381	29,232	29,087	28,952	28,817
Other real estate owned	3,154	1,618	1,740	2,369	2,255
Other assets	37,469	7,799	8,455	9,028	8,768
Total assets	$1,090,618	$1,055,219	$1,027,671	$960,241	$970,029

Liabilities
Deposits:
Demand (non-interest-bearing)	$154,531	$152,038	$144,075	$134,993	$124,064
Interest-bearing	667,015	700,004	721,293	640,118	671,272
Total deposits	821,546	852,042	865,368	775,111	795,336
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	135,802	93,058	57,771	67,612	61,194
Subordinated debentures	14,000	14,000	14,000	25,000	25,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	160,112	117,368	82,081	102,922	96,504
Accrued interest payable	11,165	11,187	11,344	10,788	10,262
Other liabilities	11,617	14,989	13,935	15,678	16,529
Total liabilities	1,004,440	995,586	972,728	904,499	918,631

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,643	20,626	20,626	20,626	20,605
Additional paid-in capital	62,059	61,939	61,870	61,801	61,781
Retained earnings (accumulated deficit)	3,714	(25,495)	(27,832)	(28,651)	(32,126)
Accumulated other comprehensive (loss) income	(238)	2,563	279	1,966	1,138
Total shareholders' equity	86,178	59,633	54,943	55,742	51,398
Total liabilities and shareholders’ equity	$1,090,618	$1,055,219	$1,027,671	$960,241	$970,029

First National Community Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
(dollars in thousands)	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Interest income
Loans:
Loans - taxable	$6,694	$6,371	$6,148	$6,148	$6,340
Loans - tax-free	512	488	495	491	501
Total loans	7,206	6,859	6,643	6,639	6,841
Securities:
Securities, taxable	1,552	1,477	1,191	1,154	1,117
Securities, tax-free	27	29	33	76	309
Total interest and dividends on securities	1,579	1,506	1,224	1,230	1,426
Interest-bearing deposits in other banks	4	10	11	21	27
Total interest income	8,789	8,375	7,878	7,890	8,294
Interest expense
Deposits	628	677	643	683	745
Borrowed funds	363	340	735	732	778
Total interest expense	991	1,017	1,378	1,415	1,523
Net interest income	$7,798	$7,358	$6,500	$6,475	$6,771

Average balances
Earning assets:
Loans:
Loans - taxable	$685,795	$660,709	$637,005	$633,731	$635,146
Loans - tax-free	43,429	41,746	42,225	41,125	40,477
Total loans	729,224	702,455	679,230	674,856	675,623
Securities:
Securities, taxable	251,108	241,799	211,833	194,268	196,351
Securities, tax-free	1,713	1,707	2,007	4,283	17,055
Total interest and dividends on securities	252,821	243,506	213,840	198,551	213,406
Interest-bearing deposits in other banks	6,797	12,185	18,984	34,708	43,618
Total interest-earning assets	988,842	958,146	912,054	908,115	932,647
Non-earning assets	65,633	62,063	62,254	61,476	58,826
Total assets	$1,054,475	$1,020,209	$974,308	$969,591	$991,473
Interest-bearing liabilities:
Deposits	$702,783	$690,039	$646,656	$658,193	$675,901
Borrowed funds	119,281	105,109	108,234	99,046	99,251
Total interest-bearing liabilities	822,064	795,148	754,890	757,239	775,152
Demand deposits	146,457	143,140	137,674	132,316	139,336
Other liabilities	25,811	25,303	25,964	26,525	25,278
Shareholders' equity	60,143	56,618	55,780	53,511	51,707
Total liabilities and shareholders' equity	$1,054,475	$1,020,209	$974,308	$969,591	$991,473

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.90%	3.86%	3.86%	3.88%	3.99%
Interest and fees on loans - tax-free	4.72%	4.67%	4.69%	4.78%	4.95%
Total loans	3.95%	3.91%	3.91%	3.94%	4.05%
Securities:
Securities, taxable	2.47%	2.44%	2.25%	2.38%	2.28%
Securities, tax-free	6.37%	6.75%	6.64%	7.10%	7.25%
Total interest and dividends on securities	2.50%	2.47%	2.29%	2.48%	2.67%
Interest on interest-bearing deposits in other banks	0.24%	0.33%	0.23%	0.24%	0.25%
Total earning assets	3.56%	3.50%	3.45%	3.48%	3.56%
Interest-bearing liabilities:
Interest on deposits	0.36%	0.39%	0.40%	0.42%	0.44%
Interest on borrowed funds	1.22%	1.29%	2.72%	2.96%	3.14%
Total interest-bearing liabilities	0.48%	0.51%	0.73%	0.75%	0.79%
Net interest spread	3.08%	2.98%	2.72%	2.73%	2.77%
Net interest margin	3.15%	3.07%	2.85%	2.85%	2.90%

First National Community Bancorp, Inc.

Asset Quality Data

(in thousands)	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$3,788	$6,741	$5,757	$5,184	$5,522
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	3,788	6,741	5,757	5,184	5,522
Other real estate owned (OREO)	3,154	1,618	1,740	2,369	2,255
Total non-performing loans and OREO	$6,942	$8,359	$7,497	$7,553	$7,777

Accruing TDRs	$4,982	$5,065	$5,289	$5,807	$5,282

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,825	$10,328	$10,944	$11,520	$11,898
Loans charged-off	198	968	1,192	277	427
Recoveries of charged-off loans	168	656	231	195	289
Net charge-offs	30	312	961	82	138
(Credit) provision for loan and lease losses	(1,005)	(191)	345	(494)	(240)
Ending balance	$8,790	$9,825	$10,328	$10,944	$11,520